EXHIBIT 99.1

AvePoint Announces Third Quarter 2021 Financial Results

JERSEY CITY, N.J., Nov. 15, 2021 (GLOBE NEWSWIRE) -- AvePoint, Inc. (NASDAQ: AVPT), the largest data management solutions provider for Microsoft 365, today announced financial results for the third quarter ended September 30, 2021.

"AvePoint delivered its eleventh consecutive record quarter with total revenue of $54 million and 79% year over year growth in subscription revenue for our SaaS and data management platform," said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. "With most companies still in the early stages of their SaaS optimization and multi-cloud shifts, there is a massive market opportunity for AvePoint to manage and protect digital collaboration data on a recurring basis that will only increase as companies' SaaS operations become more mature and complex."

Third Quarter 2021 Financial Results

  Total Revenue of $53.9 million, up 36% year-over-year
  Total ARR of $147.5 million as of September 30, 2021, up 32% year-over-year
  SaaS Revenue of $22.4 million, up 59% year-over-year
  GAAP Operating Loss of $28.7 million
  Non-GAAP Operating Income of $4.0 million
  Cash and Short-Term Investments of approximately $262.3 million as of September 30, 2021

Third Quarter 2021 Key Highlights

  Launched first global partner program, designed to support the unique needs of different types of channel partners as they build services around digital collaboration.
  AvePoint was awarded a $37 million SGD ($27.5 million USD) contract from lead agency Temasek Polytechnic to deploy a training management platform for career professionals. The platform will be powered by AvePoint EduTech and will be available to six institutions of higher learning (IHL) for over 100,000 students.
  Maintained triple digit growth in monthly recurring revenue (MRR) tied to the managed services provider (MSP) business.
  Achieved record level sequential growth in accounts with over $100k in annual recurring revenue (ARR).

Financial Outlook

For the fourth quarter of 2021, AvePoint currently expects:

  Total revenues between $56.4 and $58.4 million
  Non-GAAP operating income between break even and $1.5 million

For the full year ending December 31, 2021, AvePoint currently expects:

  Total revenues between $194.4 and $196.4 million
  Non-GAAP operating income between $4.7 and $6.2 million

Conference Call

AvePoint will host a conference call today on November 15, 2021 to review its third quarter 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 8:30am Eastern Time. Investors are invited to join the webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Collaborate with confidence. AvePoint is the largest Microsoft 365 data management solutions provider, offering a full suite of SaaS solutions to migrate, manage and protect data. More than 8 million cloud users rely on our solutions. Our SaaS solutions are also available to managed service providers via more than 100 cloud marketplaces, so they can better support and manage their small and mid-sized business customers. Founded in 2001, AvePoint is a five-time Global Microsoft Partner of the Year and headquartered in Jersey City, New Jersey. For more information, visit https://www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. In order for AvePoint’s investors to be better able to compare its current results with those of previous periods, the company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense. AvePoint believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of its historical financial performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint's business and changes in AvePoint’s ability to implement business plans, forecasts, and to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of AvePoint’s registration statement on Form S-1 and other documents filed by AvePoint from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AvePoint does not give any assurance that it will achieve its expectations.

Investor Contacts:

AvePoint, Inc.
Erica Mannion
Sapphire Investor Relations, LLC.
ir@avepoint.com
617-542-6180

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
SaaS	$22,410	$14,092	$61,255	$36,034
Termed license and support	17,477	8,171	37,292	23,272
Services	8,143	10,870	21,361	26,173
Maintenance and OEM	5,293	6,056	16,160	17,837
Perpetual license	604	605	2,003	2,095
Total revenue	53,927	39,794	138,071	105,411
Cost of revenue:
SaaS	4,866	2,799	13,870	7,856
Termed license and support	211	437	714	1,257
Services	9,435	6,716	21,528	19,605
Maintenance and OEM	710	304	1,608	978
Total cost of revenue	15,222	10,256	37,720	29,696
Gross profit	38,705	29,538	100,351	75,715
Operating expenses:
Sales and marketing	25,186	21,830	73,488	49,881
General and administrative	22,230	10,469	44,186	20,918
Research and development	19,648	3,003	27,633	8,760
Depreciation and amortization	326	259	863	800
Total operating expenses	67,390	35,561	146,170	80,359
Loss from operations	(28,685)	(6,023)	(45,819)	(4,644)
Gain on earn-out and warrant liabilities	13,650	—	13,650	—
Interest income, net	56	17	80	26
Other income (expense), net	(299)	65	(300)	(324)
Loss before income taxes	(15,278)	(5,941)	(32,389)	(4,942)
Income tax (benefit) expense	(5,521)	6,244	(6,633)	(72)
Net loss	$(9,757)	$(12,185)	$(25,756)	$(4,870)
Net loss attributable to and accretion of redeemable noncontrolling interest	(517)	—	(1,413)	—
Net loss attributable to AvePoint, Inc.	$(10,274)	$(12,185)	$(27,169)	$(4,870)
Deemed dividends on preferred stock	608	(5,615)	(32,928)	(21,413)
Net loss available to common shareholders	$(9,666)	$(17,800)	$(60,097)	$(26,283)
Loss per share:
Basic	$(0.05)	$(0.20)	$(0.47)	$(0.30)
Diluted	$(0.05)	$(0.20)	$(0.47)	$(0.30)
Shares used in computing loss per share:
Basic	176,621	90,805	126,738	86,784
Diluted	176,621	90,805	126,738	86,784

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$260,704	$69,112
Short-term investments	1,614	992
Accounts receivable, net of allowance of $878 and $1,767 at September 30, 2021 and December 31, 2020, respectively	54,226	48,250
Prepaid expenses and other current assets	13,086	2,343
Total current assets	329,630	120,697
Property and equipment, net	3,252	2,663
Deferred contract costs	35,267	31,943
Long-term unbilled receivables	6,104	5,499
Other assets	5,911	8,252
Total assets	$380,164	$169,054
Liabilities, mezzanine equity, and stockholders’ deficiency
Current liabilities:
Accounts payable	$2,265	$774
Accrued expenses and other liabilities	25,782	26,245
Current portion of deferred revenue	71,251	65,203
Total current liabilities	99,298	92,222
Long-term portion of deferred revenue	6,875	9,485
Share-based awards classified as liabilities	—	43,502
Earn-out liabilities	17,125	—
Warrant liabilities	795	—
Other non-current liabilities	3,947	3,658
Total liabilities	128,040	148,867
Commitments and contingencies (Note 10)
Mezzanine equity
Redeemable convertible preferred stock, $0.0001 par value; 94,695 shares authorized, 42,001 shares issued and outstanding with aggregate liquidation preference of $403,361 at December 31, 2020	—	183,390
Redemption value of common shares	—	25,074
Share-based awards classified as mezzanine equity	—	1,489
Redeemable noncontrolling interest	4,631	3,061
Total mezzanine equity	4,631	213,014
Stockholders’ deficiency
Common stock, $0.0001 par value; 1,000,000 and 243,360 shares authorized, 180,013 and 100,068 shares issued and outstanding, at September 30, 2021 and December 31, 2020, respectively	18	12
Additional paid-in capital	614,569	105,159
Treasury stock	(1,739)	—
Accumulated other comprehensive income	1,892	1,791
Accumulated deficit	(367,247)	(299,789)
Total stockholders’ deficiency	247,493	(192,827)
Total liabilities, mezzanine equity, and stockholders’ deficiency	$380,164	$169,054

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2021	2020
Operating activities
Net loss	$(25,756)	$(4,870)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	863	800
Foreign currency remeasurement (gain) loss	(161)	368
Provision for doubtful accounts	(880)	175
Stock-based compensation	50,475	16,235
Gain on disposal of property and equipment	(15)	—
Deferred income taxes	(1,008)	(1,973)
Change in value of earn-out and warrant liabilities	(13,650)	—
Changes in operating assets and liabilities:
Accounts receivable and long-term unbilled receivables	(7,002)	(2,416)
Prepaid expenses and other current assets	(10,775)	2,836
Deferred contract costs and other assets	(3,269)	(3,040)
Accounts payable, accrued expenses and other liabilities	1,836	(1,949)
Deferred revenue	5,377	4,965
Net cash provided by (used in) operating activities	(3,965)	11,131
Investing activities
Maturity (purchase) of short-term investments	(638)	1,466
Purchase of property and equipment	(1,445)	(314)
Net cash provided by (used in) investing activities	(2,083)	1,152
Financing activities
Proceeds from recapitalization of Apex shares	491,563	—
Payments of transaction fees	(49,990)	—
Redemption of redeemable convertible preferred stock	(130,925)	(33,712)
Redemption of Legacy AvePoint common stock	(106,169)	—
Payments of transaction fees by Legacy AvePoint	(2,998)	—
Purchase of treasury stock	(1,631)	—
Payment of net cash settlement for management options	(7,530)	—
Proceeds from stock option exercises	4,555	54
Proceeds from sale of common shares of subsidiary	753	—
Repayments of capital leases	(20)	(42)
Payments of debt issuance costs	—	(300)
Proceeds from issuance of Common stock, net of issuance costs	—	56,753
Net cash provided by financing activities	197,608	22,753
Effect of exchange rates on cash	32	(329)
Net increase in cash and cash equivalents	191,592	34,707
Cash and cash equivalents at beginning of period	69,112	12,162
Cash and cash equivalents at end of period	$260,704	$46,869
Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest	$80	$—
Income taxes	$(2,823)	$80
Non-cash investing and financing activities
Issuance of common shares in exchange for issuance cost	$—	$2,408
Fixed assets acquired under capital leases	$—	$28

AvePoint, Inc. and Subsidiaries
Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Non-GAAP operating income
GAAP operating income (loss)	$(28,685)	$(6,023)	$(45,819)	$(4,644)
Stock-based compensation expense	32,676	13,381	50,475	16,235
Non-GAAP operating income	$3,991	$7,358	$4,656	$11,591
Non-GAAP operating margin	7.4%	18.5%	3.4%	11.0%

Non-GAAP gross profit
GAAP gross profit	$38,705	$29,538	$100,351	$75,715
Stock-based compensation expense	2,428	214	2,790	316
Non-GAAP gross profit	$41,133	$29,752	$103,141	$76,031
Non-GAAP gross margin	76.3%	74.8%	74.7%	72.1%

Non-GAAP sales and marketing
GAAP sales and marketing	$25,186	$21,830	$73,488	$49,881
Stock-based compensation expense	(2,171)	(7,917)	(13,073)	(9,227)
Non-GAAP sales and marketing	$23,015	$13,913	$60,415	$40,654
Non-GAAP sales and marketing as a % of revenue	42.7%	35.0%	43.8%	38.6%

Non-GAAP general and administrative
GAAP general and administrative	$22,230	$10,469	$44,186	$20,918
Stock-based compensation expense	(13,020)	(5,201)	(19,375)	(6,496)
Non-GAAP general and administrative	$9,210	$5,268	$24,811	$14,422
Non-GAAP general and administrative as a % of revenue	17.1%	13.2%	18.0%	13.7%

Non-GAAP research and development
GAAP research and development	$19,648	$3,003	$27,633	$8,760
Stock-based compensation expense	(15,057)	(49)	(15,237)	(196)
Non-GAAP research and development	$4,591	$2,954	$12,396	$8,564
Non-GAAP research and development as a % of revenue	8.5%	7.4%	9.0%	8.1%